SERVICE AGREEMENT
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         This agreement made this lst day of February, 1998, by and between
ACCESS COMMUNICATIONS, CORP. ("ACC") a corporation of the State of Delaware, and BERWYN HOLDINGS, INC., a corporation of the State of Delaware ("end-user").

         WHEREAS, ACC through and with affiliated companies, provides domestic and international telecommunication services to preferred clientele, among which services covered by this Service Agreement is the opportunity for end-user to avail itself of long distance service as provided by ACC;

         WHEREAS, end-user desires to designate ACC as its carrier of choice to provide telecommunications services;

         WHEREAS, Access desires to act as the carrier of choice for this purpose;

         NOW, THEREFORE, in consideration of the promises set forth herein and good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed as follows:

1.       DUTIES OF ACC

ACC shall provide end-user a state-of-the-art network capable of providing toll quality connections for long distance service and shall provide end-user with reasonable detailed reports and monthly billing statements.

2.       DUTIES OF END-USER

End-user shall make timely payments pursuant to the terms set forth in the monthly billing statement. If end-user fails to make such payment within sixty
(60) days of the invoice date, ACC has the right to cancel service to end-user.

3.       RATES AND CHARGES

End-user shall be charged the following rate for Domestic Interstate calls for Inbound and Outbound calls:

Dedicated Service:         0525             per minute
Switched Service:          NA               per minute
Business Lines:            $20.00           per business line.

Intrastate calls vary by state, 24 hours a day, seven days a week.

4.       TERM OF SERVICE AGREEMENT

This Service Agreement shall remain in effect for three (3) years from the date first written above, unless it is earlier terminated by written notice to ACC.

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5.       FORCE MAJEURE

Any failure or delay in the performance by either party of its obligations hereunder shall not be a breach of this Agreement if such failure or delay results from any act of God, governmental action (whether in its sovereign or contractual capacity), or any other circumstance beyond the control of the party, including but not limited to unforeseeable weather conditions, hurricane, earthquake, snowstorm, fire, flood, war, civil disorder, epidemics, quarantines, or embargoes.

6.       NOTICES

Any notices required by this Service Agreement shall be made in writing and mailed by registered or certified mail, return receipt requested, or faxed and addressed to:

If to End-user:

Berwyn Holdings, Inc.
10 Corporate Circle
Suite 200
New Castle, DE 19720
Tel: (302) 429-2510
Fax: (302) 326-6718
Attention: Harold Hendrickson
President

If to Access Communications, Corp.:

2701 West Oakland Park Blvd.
Suite 225
Fort Lauderdale, FL 33311
Tel: (954) 453-6533
Fax: (954) 453-3391
Attention: Robert Allison
Vice President of Sales

Either party, by notice to the other, may designate another address or addressee to which notice must be sent.

7.       ASSIGNMENT

End-user shall not and is expressly prohibited from assigning or transferring this agreement or the rights and obligations hereunder without the prior written consent of Access.

8.       GOVERNING LAW, JURISDICTION AND ATTORNEYS' FEES

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. For any and all actions under this Agreement, the venue shall be in Broward County, Florida. Any and all disputes arising under or in connection with this Agreement shall be settled by binding arbitration wider the jurisdiction of the American Arbitration Association. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

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9.       ENTIRE AGREEMENT

Upon execution by the parties, this Agreement along with any exhibits, shall constitute the entire Agreement between the parties with respect to the subject matter hereof and shall merge all prior and contemporaneous communications. The Agreement can only be amended or modified by a written agreement duly signed by the parties.

10.      SEVERABILITY

If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

11.      NO WAIVER

No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

12.      SECTION HEADINGS

The section headings used in this Agreement and any attached exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Berwyn Holdings, Inc.                             Access Communications, Corp.

By: /s/ Harold Hendrickson                        By:  /s/ Robert J. Allison
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    Harold Hendrickson                                 Robert J. Allison
    (title) President                                  Vice President of Sales